EXHIBIT G-1

                               FIRST AMENDMENT TO
                         GUARANTY AND EXCHANGE AGREEMENT

     This First Amendment to Guaranty and Exchange Agreement (this "First Amendment") dated as of May 28, 1996 is between UNEXCO, Inc., a Delaware corporation (the "Company"), Universal Seismic Associates, Inc., a Delaware corporation ("USA"), and RIMCO Partners, L.P. II, a Delaware limited partnership, RIMCO Partners, L.P. III, a Delaware limited partnership, and RIMCO Partners, L.P. IV, a Delaware limited partnership (collectively, the "Noteholders").

                             PRELIMINARY STATEMENTS

     A. The Company and the Noteholders have heretofore entered into that certain Note Purchase Agreement, dated January 19, 1996 (as amended from time to time, the "Note Agreement").

     B. USA, the Company and the Noteholders have heretofore entered into that certain Guaranty and Exchange Agreement, dated January 19, 1996 (the "Guaranty and Exchange Agreement"), whereby, among other things, USA guaranteed the payment of the Company's obligation under the Note Agreement, the Notes and the other Transaction Documents.

     C. USA, the Company and the Noteholders now desire to amend the Guaranty and Exchange Agreement with respect to the matters set forth herein.

     D. Capitalized terms used herein shall have the respective meanings described thereto in the Note Agreement unless herein defined or the context shall otherwise require.

                                   AGREEMENTS

     NOW,  THEREFORE,  in  consideration  of the  premises  and  other  good and
valuable   consideration   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, USA, the Company and the Noteholders agree as follows:

Section 1. Amendments.

     1.1 Section 4.15 of the Guaranty and Exchange Agreement is amended in its entirety to read as follows:

          "Section 4.15. Capitalization. The authorized capital stock of USA consists solely of 20,000,000 shares of $.0001 par common stock, of which 4,221,420 shares are issued and outstanding."

     1.2 Section 7.01 of the Guaranty and Exchange Agreement is amended in its entirety to read as follows:


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          "Section 7.01.  Restrictions on  Indebtedness.  USA will not, and will not permit any Subsidiary to, create, incur, assume, Guaranty or permit to exist any Indebtedness, except:

          (a) the Notes;

          (b) the USA Notes;

          (c) the New USA Notes;

          (d)   Indebtedness   outstanding   under  the  Fidelity   Funding
     Agreement; and

          (e) Indebtedness in the amount of $81,675.47 owing to Sentry Financial Corporation."

     1.3 Section 7.02(c) of the Guaranty and Exchange Agreement is amended in its entirety to read as follows:

          "(c)  Liens  under  the USA Note  Agreement  and the New USA Note
     Agreement."

     1.4 Section 7.03(f) of the Guaranty and Exchange Agreement is deleted in its entirety.

     1.5 Section 7.04 of the Guaranty and Exchange Agreement is amended in its entirety to read as follows:

          "Section 7.04. Restricted Payments. Except as contemplated by the Transaction Documents, the New Transaction Documents, the USA Note Agreement and the documents and agreements contemplated thereby, USA will not, and will not permit any Subsidiary, directly or indirectly, to make or pay (a) any dividend or other distribution on any shares of the USA's capital stock (including any dividends payable in shares of capital stock), (b) any payment on account of the purchase, redemption, retirement or acquisition of any shares of the USA's capital stock or any option, warrant or other right to acquire such shares, or (c) any payments or other distributions to Sierra Management, Inc."

Section 2. Representations and Warranties of USA and the Company.

     2.1 USA and the Company represent and warrant to the Noteholders that:

          (a) this First Amendment has been duly authorized, executed and delivered by them and this First Amendment constitutes the legal, valid and binding obligation of USA and the Company enforceable against them in accordance with its terms, except as enforcement


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     may be limited by  bankruptcy,  insolvency,  reorganization,  moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (b) The Guaranty and Exchange Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligation of USA and the Company enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (c) the execution, delivery and performance by USA and the Company of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument;

          (d) as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing; and

          (e) all representations and warranties contained in Article IV of the Guaranty and Exchange Agreement and in the other Transaction Documents are true and correct in all material respects with the same force and effect as if made by USA or the Company, as applicable, on and as of the date hereof.

Section 3. Conditions to Effectiveness of This First Amendment.

     3.1 This First Amendment shall not become effective until, and shall become effective when, each of the following conditions shall have been satisfied:

          (a) executed counterparts of this First Amendment, duly executed by USA and the Company and the Noteholders, shall have been delivered to the Noteholders;

          (b) the Noteholders shall have received a copy of the resolutions of the Board of Directors of USA and the Company authorizing the execution, delivery and performance by USA and the Company of this First Amendment, certified by their respective Secretary or an Assistant Secretary;

          (c) the representations and warranties of USA and the Company set forth in Section 2 hereof are true and correct on and as of the date hereof; and


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          (d) the  Noteholders  shall have  received  the  favorable  opinion of counsel to USA and the Company as to the matters set forth in Sections 2.1(a), 2.1(b) and 2.1(c) hereof, which opinion shall be in form and substance satisfactory to the Noteholders.

Section 4. Payment of Noteholders' Counsel Fees and Expenses.

     4.1 USA and the Company agree to pay upon demand, the reasonable fees and expenses of Andrews & Kurth L.L.P., counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

Section 5. Miscellaneous.

     5.1 This First Amendment shall be construed in connection with and as part of the Guaranty and Exchange Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions, and covenants contained in the Guaranty and Exchange Agreement are hereby ratified and shall be and remain in full force and effect.

     5.2 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Guaranty and Exchange Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

     5.3 The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     5.4 This First Amendment shall be governed by and construed in accordance with New York law.

                                       UNIVERSAL SEISMIC ASSOCIATES, INC.


                                       By:    /s/ Michael J. Pawelek
                                             ___________________________
                                       Name:    Michael J. Pawelek
                                       Title:   President

                                       UNEXCO, INC.


                                       By:    /s/ Michael J. Pawelek
                                             ___________________________
                                       Name:    Michael J. Pawelek
                                       Title:   President




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                                        RIMCO PARTNERS, L.P. II,
                                        RIMCO PARTNERS, L.P. III, and
                                        RIMCO PARTNERS, L.P. IV

                                        By: Resource Investors Management
                                             Company Limited Partnership,
                                             their general partner

                                        By: RIMCO Associates, Inc.,
                                             its general partner


                                        By:    /s/ Gary Milavec
                                              ___________________________
                                        Name:    Gary Milavec
                                        Title:   Vice President


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